FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Release Third Quarter 2023 Financial Results on Tuesday, November 7, 2023

BOCA RATON, FL, November 1, 2023/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that it will release financial results for the third quarter ended September 30, 2023, on Tuesday, November 7, 2023. Management will host a conference call that same day at 10:00 a.m. Eastern Time, to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

Toll Free:             (877) 709-8150
International:             (862) 298-0702
Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fLaBjVHp

A replay of the call will be available through the webcast link above, after the conclusion of the event.

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
investorrelations@celsius.com
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com